AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT TO INDENTURE

This AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT TO INDENTURE (this “Second Amendment”) is entered into as of May 27, 2009, by and among Simmons Bedding Company, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture (as hereinafter defined)) and the Amending Holders (as hereinafter defined).

RECITALS

WHEREAS, the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (in such capacity, the “Trustee”) are parties to that certain Indenture, dated as of December 19, 2003 (as has been or may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which those certain 7.875% Senior Subordinated Notes due 2014 (the “Notes”) were issued;

WHEREAS, as of the date hereof, the Defaults or Events of Default listed on Exhibit A to the Indenture Forbearance Agreement (as hereinafter defined), as amended by this Second Amendment, have either occurred and are continuing or may occur and continue during the Forbearance Period (as hereinafter defined) (collectively, the “Specified Defaults”);

WHEREAS, the Company, the Guarantors and certain Holders (the “Forbearing Holders”) are parties to that certain Forbearance Agreement to Indenture, dated as of February 4, 2009 (the “Original Indenture Forbearance Agreement”, as amended by the First Forbearance Amendment (as hereinafter defined), the “Indenture Forbearance Agreement”), pursuant to which the Forbearing Holders agreed to, among other things, (i) forbear from exercising their default-related rights and remedies against the Company and the Guarantors, (ii) direct the Trustee to refrain from exercising any such rights and remedies on the Holders’ behalf and (iii) rescind and cancel any acceleration of the Notes directed by or on behalf of any Holders, in each case, with respect to the Specified Defaults until March 31, 2009;

WHEREAS, the Company, the Guarantors and certain Forbearing Holders are parties to that certain Amendment No. 1 to Forbearance Agreement to Indenture, dated as of March 20, 2009 and made effective as of March 25, 2009 (the “First Forbearance Amendment”), pursuant to which the Forbearing Holders agreed to, among other things extend the Forbearance Period until May 31, 2009 or, subject to the satisfaction of certain conditions, July 31, 2009; and

WHEREAS, upon the Company’s request, the Amending Holders have agreed, subject to the terms and conditions set forth herein, to amend the Indenture Forbearance Agreement to provide for an extension of the Forbearance Period until June 30, 2009, or, subject to the satisfaction of certain conditions, July 31, 2009.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Definitions.  Capitalized terms used in this Second Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Indenture.

SECTION 2.   Amendments to Indenture Forbearance Agreement.  Subject to the satisfaction of the condition precedent set forth in Section 4 hereof, the Indenture Forbearance Agreement is hereby amended as follows:

(a)  Section 2(a) of the Indenture Forbearance Agreement shall be amended as follows:

(i)  Clause “(i)” of Section 2(a) is hereby amended and restated in its entirety to read as follows:

“(i) 11:59 p.m. (New York City time) on June 30, 2009 (the “Outside Date”); provided, however, that the Outside Date shall be automatically extended to July 31, 2009 so long as the Company has commenced, by June 30, 2009, a solicitation process seeking consent for, or votes to effect, a Proposed Transaction (as hereinafter defined), which Proposed Transaction at the time of extension shall be acceptable to Forbearing Holders collectively holding more than 50% of the aggregate outstanding principal amount of the Notes (any such Holders, the “Extending Holders”) in their sole discretion (such transaction, the “Selected Transaction”); and”.

(ii)  Clause “(ii)” of Section 2(a) is hereby amended by deleting “Paul Weiss, as counsel to the Noteholder Group,” therein and inserting in lieu thereof “Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Forbearing Holders (“Paul Weiss”),”.

(b)  Exhibit A to the Indenture Forbearance Agreement is hereby amended by amending and restating clause “(i)” of paragraph 1 thereon in its entirety to read as follows:

“(i) the failure of the Company to timely furnish a quarterly report on Form 10-Q for the quarters ended September 27, 2008 and March 28, 2009, and ending on June 27, 2009, in each case, as required under Section 4.03(a)(1);”.

(c)  Exhibit A to the Indenture Forbearance Agreement is hereby amended by amending and restating clause “(ii)” of paragraph 1 thereon in its entirety to read as follows:

“(ii) the failure of the Company to timely furnish an annual report on Form 10-K for the fiscal year ended December 27, 2008, as required under Section 4.03(a)(1)”.

SECTION 3.   Ratification of Liability.  The Company and each Guarantor hereby ratify and reaffirm (a) that the aggregate outstanding principal amount of the Notes is $200,000,000 and the accrued and unpaid interest through and including May 26, 2009 is $13,634,906.25 and (b) all of their respective payment and performance obligations under this Second Amendment, the Indenture Forbearance Agreement and the Indenture, including, without limitation, the obligation to pay interest at the default rate, in accordance with Sections 2.12 and 4.01 of the Indenture, which commenced on January 15, 2009.  The Company and each Guarantor (i) acknowledge receipt of a copy of this Second Amendment and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consent to the terms and conditions of same and (iii) agree and acknowledge that the Indenture Forbearance Agreement and the Indenture remain in full force and effect and are hereby ratified and confirmed.

SECTION 4.   Conditions to Effectiveness.  This Second Amendment and the agreement of the Forbearing Holders to continue to forbear under the Indenture Forbearance Agreement shall become effective on such date (the “Second Amendment Effective Date”) as the following condition shall have been satisfied in full or waived in writing by the Amending Holders:

(a)           Second Amendment. The Company, the Guarantors and Forbearing Holders collectively holding more than $100,000,000 in principal amount of the Notes  shall have executed and delivered signature pages to this Second Amendment (such Forbearing Holders, the “Amending Holders”). Paul Weiss, in reliance on Section 6 hereof, will notify the Company upon receipt of signature pages from the Amending Holders.

For the avoidance of doubt, this Second Amendment shall be effective in accordance with this Section 4 regardless of whether the Trustee executes this Second Amendment.

SECTION 5.   Representations and Warranties of the Company and Guarantors.

To induce the Amending Holders to execute and deliver this Second Amendment, each of the Company and each Guarantor represents and warrants that:

(a)           Corporate Power and Authority.  It has all requisite corporate or other organizational power and authority to enter into this Second Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Second Amendment.

(b)           Authorization of Second Amendment.  The execution and delivery of this Second Amendment and the performance of this Second Amendment have been duly authorized by all necessary corporate or other organizational action on its part.

(c)           No Conflict.  The execution and delivery of this Second Amendment and the performance of this Second Amendment and the consummation of the transactions contemplated hereby do not and will not (i) contravene its certificate of incorporation or by-laws or or other constituent documents, (ii) violate any (a) applicable material requirement of law or (b) material order or decree of any governmental authority or arbitrator applicable to it, (iii) materially conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any of its material contractual obligations or (iv) result in the creation or imposition of any material lien or encumbrance upon any of its material property.

(d)           Binding Obligation.  This Second Amendment has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it to the extent a party hereto enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws limiting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless or whether such enforceability is considered in a proceeding in equity or at law).

(e)           Absence of Default.  As of the date hereof, except for the Specified Defaults, no Default or Event of Default has occurred or is continuing under the Indenture.

SECTION 6.   Representation of the Amending Holders.  Each  Holder party hereto severally represents that on the date hereof it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the Holders or beneficial owners of not less than the aggregate principal amount of the Notes set forth on a version of its signature page hereof provided by it to Paul Weiss.

SECTION 7.   Entire Agreement; Second Amendment.  This Second Amendment, the Indenture Forbearance Agreement and the Indenture (the “Note Documents”), constitute the full and final agreement between the parties hereto with respect to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Second Amendment and the other Note Documents.

SECTION 8.   Reference to and Effect Upon the Indenture Forbearance Agreement.

(a)           Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Indenture Forbearance Agreement and the Indenture, and all rights of the Holders and the Trustee and all of the Obligations, shall remain in full force and effect. The Company and each Guarantor hereby confirm that no such party has any right of setoff, recoupment or other offset with respect to any of the Obligations.

(b)           From and after the Second Amendment Effective Date, (i) the term “Agreement” in the Indenture Forbearance Agreement and all references to the Indenture Forbearance Agreement in any Note Document shall mean the Indenture Forbearance Agreement as amended by this Second Amendment.

SECTION 9.   Release of Holders.

(a)           Upon the effectiveness hereof and in consideration of the mutual covenants contained herein and other accommodations granted to the Company and the Guarantors hereunder, the Company and each Guarantor, on behalf of themselves and each of their respective Subsidiaries, and their respective successors, assigns and agents (collectively, the “Releasing Parties”), hereby expressly forever waive, release and discharge any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Claims”) any of them may have or allege to have as of the Second Amendment Effective Date (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against the Amending Holders in any capacity, their respective affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (collectively, the “Released Parties”), in each case, involving or otherwise relating to this Second Amendment, or any of the other agreements entered into in connection herewith, the Indenture Forbearance Agreement, the Indenture or any or all of the actions and transactions contemplated hereby or thereby, including, without limitation, any actual or alleged performance or nonperformance by any of the Released Parties hereunder or thereunder.  Each of the Releasing Parties hereby acknowledges that the agreements in this Section 9(a) are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims.  In entering into this Second Amendment, each of the Releasing Parties expressly disclaims any reliance on any representations, acts, or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof.  The provisions of this Section 9 shall survive the termination or expiration of the Forbearance Period and the termination of the Indenture and the payment in full of all obligations of any Releasing Party under or in respect of the Indenture and all other amounts owing thereunder.

(b)           Each of the Releasing Parties represents and warrants that it has not assigned to any Person any Claim, other than to Deutsche Bank AG, New York Branch, as collateral agent (the “Collateral Agent”), pursuant to that certain Pledge and Security Agreement, dated as of December 19, 2003, by and among the Grantors party thereto and the Collateral Agent.  In the event that the foregoing representation and warranty is, or is purported to be, untrue, each of the Releasing Parties agrees to indemnify and hold harmless the Released Parties against, and to pay, any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs (including, but not limited to, reasonable expenses of investigation and fees and expenses of counsel) that any of the Released Parties may sustain or incur as a result of the breach or purported breach of the foregoing representation and warranty.  The provisions of this paragraph shall survive the termination or expiration of the Forbearance Period and the termination of the Indenture and the payment in full of all obligations under or in respect of the Indenture and all other documents executed in connection therewith and all other amounts owing thereunder.

SECTION 10.   Successors and Assigns; No Third Party Beneficiaries.  This Second Amendment shall be binding upon and inure to the benefit of the Company, the Guarantors, the Forbearing Holders, the Trustee and their respective successors and assigns; provided, that neither the Company nor any Guarantor shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Second Amendment without the prior written consent of the Forbearing Holders in their sole discretion. No Person other than the parties hereto shall have any rights hereunder or be entitled to rely on this Second Amendment and all third-party beneficiary rights are hereby expressly disclaimed.

SECTION 11.   Governing Law.                                This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions.

SECTION 12.   Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Second Amendment by delivering by facsimile, in a .pdf or other electronic transmission a signature page to this Second Amendment signed by such party, and any such facsimile, .pdf or other electronic signature shall be treated in all respects as having the same effect as an original signature.

SECTION 13.   Section Headings.  Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute part of this Second Amendment for any other purpose.

SECTION 14. Severability.                                                      The invalidity, illegality or unenforceability of any provision in or obligation under this Second Amendment in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Second Amendment or of such provision or obligation in any other jurisdiction.

[signature pages follow]

IN WITNESS WHEREOF, this Amendment No. 2 to Forbearance Agreement to Indenture has been executed by the parties hereto as of the date first written above.

SIMMONS BEDDING COMPANY

By:  /s/ William S. Creekmuir
Name:	William S. Creekmuir
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

SIMMONS COMPANY

By:  /s/ William S. Creekmuir
Name:	William S. Creekmuir
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

THE SIMMONS MANUFACTURING CO., LLC
WORLD OF SLEEP OUTLETS, LLC
SIMMONS CONTRACT SALES, LLC
WINDSOR BEDDING CO., LLC
SIMMONS EXPORT CO.

By:  /s/ William S. Creekmuir
Name:	William S. Creekmuir
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

DREAMWELL, LTD.
SIMMONS CAPITAL MANAGEMENT, LLC

By:  /s/ William S. Creekmuir
Name:	William S. Creekmuir
Title:	President and Treasurer

[_________], AS AMENDING HOLDER

By:
Name:
Title: